                                                                         Exhibit 99.1

                               Joint Filer Information

Form 4

Designated Filer:               Silver Lake Sumeru Fund, L.P.

Other Joint Filers:             Silver Lake Technology Investors Sumeru, L.P.,

                                Silver Lake Technology Associates Sumeru, L.P., and

                                SLTA Sumeru (GP), L.L.C.

Addresses:                      The principal business address of each of the joint
                                filers listed above is 2775 Sand  Hill Road,
                                Suite 100, Menlo Park, CA 94025.

Date of Event Requiring
Statement:                      July 25, 2013

Issuer Name and Ticker or
Trading Symbol:                 Power-One, Inc. [PWER]

Signatures:

SILVER LAKE TECHNOLOGY INVESTORS
SUMERU, L.P.

By: Silver Lake Technology Associates Sumeru, L.P.,
    its general partner

By: SLTA Sumeru (GP), L.L.C.,
     its general partner

By: /s/ Kyle T. Ryland
    ---------------------------------------------
     Name: Kyle T. Ryland
     Title: Managing Director

SILVER LAKE TECHNOLOGY ASSOCIATES
SUMERU, L.P.

By: SLTA Sumeru (GP), L.L.C.,
     its general partner

By: /s/ Kyle T. Ryland
    ---------------------------------------------
      Name: Kyle T. Ryland
      Title: Managing Director

SLTA SUMERU (GP), L.L.C.

By: /s/ Kyle T. Ryland
    ---------------------------------------------
     Name: Kyle T. Ryland
     Title: Managing Director

Date: July 26, 2013